REICH & TANG ASSET MANAGEMENT, L.P.

                                 AMENDMENT NO. 4

                                       TO

                           RULE 18f-3 MULTI-CLASS PLAN

                                 July __ , 1999


         I.       Introduction.

                  Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the underlying investment funds sponsored by Reich & Tang Asset Management, L.P. as set forth in Exhibit A (each Fund referred to herein as the "Company") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Rule
18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges and other shareholder services of each class of shares in the Multi-Class Funds.

                  The  Company  is  an  open-end   series   investment   company
registered under the 1940 Act and the shares of which are registered on Form N-1A under the Securities Act of 1933 (see Exhibit A for each Company's registration number). Upon the effective date of this Plan, the Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. This Plan does not make any material changes to the class arrangements and expense allocations previously approved by the Board of Directors of the Company pursuant to the exemptive order issued by the Securities and Exchange Commission to California Daily Tax Free Income Fund, et al. under Section 6(c) of the 1940 Act on November 18, 1992 (1940 Act Release No. 812-7852).

                  The  Company  currently  consists  of the  following  separate
Funds:

                  California Daily Tax Free Income Fund, Inc., Connecticut Daily Tax Free Income Fund, Inc., Daily Tax Free Income Fund, Inc., Florida Daily Municipal Income Fund, Georgia Daily Municipal Income Fund, Inc., Kentucky Daily Municipal Income Fund, Inc., Institutional Daily Income Fund, Michigan Daily Tax Free Income Fund, Inc., New Jersey Daily Tax Free Income Fund, Inc., North Carolina Daily Municipal Income Fund, Inc., Pennsylvania Daily Municipal Income Fund, Short Term Income Fund, Inc., Tennessee Daily Municipal Income Fund, Inc., Texas Daily Municipal Income Fund, Inc., and Virginia Daily Municipal Income Fund, Inc.


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                    This  Amendment  No. 4 serves to  create:  (i) an  Evergreen
Class of Shares of the Multi-Class Funds for the purpose of accommodating clients of Evergreen Funds; (ii) a Chase Vista Select Class of Shares for the purpose of accommodating clients of Chase Vista Funds; and (iii) a Pinnacle Class of Shares for the purpose of accommodating clients of Cowles, Sabol & Co. Amendment No.3 served to create a Total Resource Account ("TRA") Class of Shares of the Multi-Class Funds for the purpose of accommodating clients and customers of MetLife Securities, Inc. Amendment No. 2 served to include the following Funds in the definition of Multi-Class Funds: Georgia Daily Municipal Income Fund, Inc., Kentucky Daily Municipal Income Fund, Inc., Tennessee Daily Municipal Income Fund, Inc. and Texas Daily Municipal Income Fund, Inc. Amendment No. 1 served to create a Class C of shares of the Multi-Class Funds for the purpose of accommodating clients and customers of Schroeder & Co. ("Schroeder"). All investors in Class C shares are clients of Schroeder whose shares are maintained in omnibus account on the books of each Multi-Class Fund with all sub-accounting performed by Schroeder.

                  II.      Allocation of Expenses.

                  Pursuant to Rule 18f-3 under the 1940 Act, the Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution and service plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Company under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares. In addition, pursuant to Rule 18f-3, the Company may allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

                    (i)       transfer   agent   fees   and   related   expenses
                              identified   by  the   transfer   agent  as  being
                              attributable to such class of shares;

                    (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholder of such class of shares or to regulatory agencies with respect to such class of shares;

                    (iii)     blue  sky  registration  or   qualification   fees
                              incurred by such class of shares;

                    (iv) Securities and Exchange Commission registration fees incurred by such class of shares;


                    (v)       the  expense  of   administrative   personnel  and
                              services (including, but not limited to, those of a fund accountant, [custodian]1 or



--------
1. Rule 18f-3 requires that services related to the management of the portfolio's assets, such as custodial fees, be borne by the fund and not by class.

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                              divided paying agent charged with  calculating net
                              asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

                    (vi) litigation or other legal expenses relating solely to such class of shares;

                    (vii) fees of the Company's Directors incurred as a result of issues relating to such class of shares; and

                    (viii) independent accountants' fees relating solely to such class of shares.

                  The initial determination of the class expenses that will be allocated by the Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Directors and approved by a vote of the Directors of the Company, including a majority of the Directors who are not interested persons of the Company.

                  Income, realized and unrealized capital gains and losses, and any expenses of the Multi-Class Funds not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset of the Fund.

                  III.     Class Arrangements.

                  The following summarizes the Rule 12b-1 distribution fees, shareholder servicing fees, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

                  A.       Class A Shares -

                              1.        Initial Sales Load: None.

                              2.        Contingent Deferred Sales Charge: None.

                              3.        Redemption Fees: None.

                              4.        Rule 12b-1 Distribution Fees: None.

                              5.        Rule 12b-1  Shareholder  Servicing Fees:
                                        Up to .25% per annum of average daily net assets.


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                              6.        Conversion Features: None.

                              7. Exchange Privileges: Subject to restrictions and conditions set forth in the Prospectus, Class A Shares may be exchanged for Class A shares of any other Fund.

                              8.        Other Incidental  Shareholder  Services:
                                        As provided in the Prospectus.

                  B.       Class B Shares -

                              1.        Initial Sales Load: None.

                              2.        Contingent Deferred Sales Charge: None.

                              3.        Redemption Fees: None.

                              4.        Rule 12b-1 Distribution Fees: None.

                              5.        Rule 12b-1  Shareholder  Servicing Fees:
                                        None.

                              6.        Conversion Features: None.

                              7. Exchange Privileges: Subject to restrictions and conditions set forth in the Prospectus, Class B shares may be exchanged for Class B shares of other Multi-Class Funds.

                              8.        Other Incidental  Shareholder  Services:
                                        As provided in the Prospectus.

                  C. Class C Shares (created for all funds which are purchased by Schroeder & Co. clients)

                              1.        Maximum Initial Sales Load: None.

                              2.        Contingent Deferred Sales Charge: None.

                              3.        Redemption Fees: None.

                              4.        Rule 12b-1 Distribution Fees: None.

                              5.        Rule 12b-1  Shareholder  Servicing Fees:
                                        .25% per annum of the average daily net assets.

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                              6.        Sub-Accounting/Transfer  Agent Fee: .20%
                                        per annum of the average daily net assets.

                              7.        Conversion Features: None.

                              8. Exchange Privileges: Subject to restrictions and conditions set forth in the Prospectus, Class C Shares may be exchanged for Class C shares of any other Fund.

                              9.        Other Incidental  Shareholder  Services:
                                        As provided in the Prospectus.

         D. TRA Class of Shares (created for all funds which are purchased by MetLife Securities, Inc. clients)

                              1.        Maximum Initial Sales Load: None.

                              2.        Contingent Deferred Sales Charge: None.

                              3.        Redemption Fees: None.

                              4.        Rule 12b-1 Distribution Fees: None.

                              5.        Rule 12b-1  Shareholder  Servicing Fees:
                                        .25% per annum of the average daily net assets.

                              6.        Sub-Accounting/Transfer    Agent    Fee:
                                        [.20%] per annum of the average daily net assets.

                              7.        Conversion Features: None.

                              8. Exchange Privileges: Subject to restrictions and conditions set forth in the Prospectus, TRA Class of Shares may be exchanged for TRA Class of Shares of any other Fund.

                              9.        Other Incidental  Shareholder  Services:
                                        As provided in the Prospectus.



         E. Evergreen Class of Shares (created for all funds which are purchased by clients of Evergreen Funds)

                              1.        Initial Sales Load: None.

                              2.        Contingent Deferred Sales Charge: None.

                              3.        Redemption Fees: None.

                              4.        Rule 12b-1 Distribution Fees: None.

                              5.        Rule 12b-1  Shareholder  Servicing Fees:
                                        Up to .25% per annum of average daily net assets.

                              6.        Conversion Features: None.

                              7. Exchange Privileges: Subject to restrictions and conditions set forth in the Prospectus, Evergreen shares may be exchanged for Evergreen shares of any other Fund.

                              8.        Other Incidental  Shareholder  Services:
                                        As provided in the Prospectus.

         F. Chase Vista Select Class of Shares (created for all funds which are purchased by clients of Chase Vista Funds)

                              1.        Initial Sales Load: None.

                              2.        Contingent Deferred Sales Charge: None.

                              3.        Redemption Fees: None.

                              4.        Rule 12b-1 Distribution Fees: None.

                              5.        Rule 12b-1  Shareholder  Servicing Fees:
                                        Up to .25% per annum of average daily net assets.

                              6.        Conversion Features: None.

                              7. Exchange Privileges: Subject to restrictions and conditions set forth in the Prospectus, Chase Vista Select shares may be exchanged for Chase Vista Select shares of any other Fund.


                              8.        Other Incidental  Shareholder  Services:
                                        As provided in the Prospectus.

         G. Pinnacle Class of Shares (created for all funds which are purchased by clients of Cowles, Sabol & Co.)

                              1.        Initial Sales Load: None.

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                              2.        Contingent Deferred Sales Charge: None.

                              3.        Redemption Fees: None.

                              4.        Rule 12b-1 Distribution Fees: None.

                              5.        Rule 12b-1  Shareholder  Servicing Fees:
                                        None.

                              6.        Conversion Features: None.

                              7. Exchange Privileges: Subject to restrictions and conditions set forth in the Prospectus, Class B shares may be exchanged for Class B shares of other Multi-Class Funds.

                              8.        Other Incidental  Shareholder  Services:
                                        As provided in the Prospectus.

                  IV.      Board Review.

                  The Board of Directors of the Company shall review this Plan as frequently as it deems necessary. Prior to any material amendments to this Plan, the Company's Board of Directors, including a majority of the Directors that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses) is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendments(s) to the Plan, the Directors of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendments(s) to the Plan.


                  In making its determination to approve this amendment to the Plan, the Board focused on, among other things, the relationship between or among the classes and examined potential conflicts of interest between classes regarding the allocation of fees, services, waivers and reimbursement of expenses, and voting rights. The Board evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

                                    EXHIBIT A



California Daily Tax Free Income Fund, Inc.
Connecticut Daily Tax Free Income Fund, Inc.
Daily Tax Free Income Fund, Inc.
Florida Daily Municipal Income Fund
Georgia Daily Municipal Income Fund, Inc.
Institutional Daily Income Fund
Kentucky Daily Municipal Income Fund, Inc.
Michigan Daily Tax Free Income Fund, Inc.
New Jersey Daily Tax Free Income Fund, Inc.
North Carolina Daily Municipal Income Fund, Inc.
Pennsylvania Daily Municipal Income Fund
Short Term Income Fund, Inc.
Tennessee Daily Municipal Income Fund, Inc.
Texas Daily Municipal Income Fund, Inc.
Virginia Daily Municipal Income Fund, Inc.